EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Heritage Bank, SSB, a Texas-chartered stock savings bank
TFS Investment Corporation,  a Texas corporation (a subsidiary of Heritage Bank,
  SSB)